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                                                                 EXHIBIT 21.1
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                      THE PMI GROUP, INC. - SUBSIDIARIES

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
                                               Name Under Which
                                               Subsidiary Does               Jurisdiction of
Subsidiary Name                            Business (If Different)           Incorporation
---------------------------------  ----------------------------------------  ------------------------------
PMI Mortgage Insurance Co.                                                   Arizona
Residential Guaranty Co.                                                     Arizona
American Pioneer Title Insurance
 Company                                    Chelsea Title Company            Florida

PMI Mortgage Services Co.                                                    California
PMI Capital I                                                                Delaware
PMI Mortgage Guaranty Co.                                                    Arizona
PMI Securities Co.                                                           Delaware
Residential Insurance Co.                                                    Arizona
CLM Technologies, Ltd.                                                       California
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